SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: February 6, 2004

(Date of earliest event reported)

TIVO INC.

(exact name of registrant as specified in its charter)

Delaware	Commission File: 000-27141	77-0463167
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

2160 Gold Street

P.O. Box 2160

Alviso, California 95002

(Address of Principal executive offices, including zip code)

(408) 519-9100

(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS

On February 6, 2004, we obtained a favorable summary judgment ruling in the case filed against us in 2001 by Pause Technology LLC in the United States District Court for the District of Massachusetts. The court ruled that our software versions 2.0 and above do not infringe Pause’s patent, and accordingly has ordered that judgment be entered in our favor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVO INC.

Date: February 6, 2004	By:	/s/ Matthew Zinn
Matthew Zinn
Vice President, General Counsel and
Chief Privacy Officer